Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Randy Zane	Derek Irwin
	Director, Corporate Communications	Chief Financial Officer
	Ziff Davis Holdings Inc.	Ziff Davis Holdings Inc.
	(212) 503-3535	(212) 503-3460
	randy_zane@ziffdavis.com	derek_irwin@ziffdavis.com

Ziff Davis Reports Third Quarter 2004 Results

Company Posts Revenue of $46.2 Million and EBITDA of $6.5 Million

NEW YORK, October 28, 2004 – Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc., today reported operating results for its third quarter ended September 30, 2004. The Company’s consolidated revenues continued to grow in the third quarter to $46.2 million, representing a 2% increase compared to revenues of $45.2 million for the third quarter ended September 30, 2003.

The Company reported consolidated earnings before interest expense, provision for income taxes, depreciation, amortization and non-recurring and certain non-cash charges including non-cash compensation (“EBITDA”)(1) of $6.5 million for the quarter ended September 30, 2004, compared to EBITDA of $6.6 million for the same period in 2003. The third quarter 2004 EBITDA results include losses for new initiatives (principally Sync magazine, 1UP.com and DigitalLife) of $2.9 million, compared to losses for these businesses of $0.4 million for the third quarter of 2003.

Condensed Consolidated Statements of Operations for the quarters and nine months ended September 30, 2004 and 2003, Condensed Consolidated Balance Sheets at September 30, 2004 and December 31, 2003 and Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2004 and 2003, are set forth at the end of this release.

“We’re encouraged that revenue continued to grow during the third quarter of 2004, despite the slow seasonal period and what remains a difficult media marketplace. This demonstrates the importance of our strategy to invest in new initiatives to diversify our

Ziff Davis Holdings Earnings Release

products and services and constantly strive to provide our customers with innovative solutions,” said Robert F. Callahan, Chairman and CEO, Ziff Davis Holdings Inc. “We also continue to focus on improving the operating efficiencies of our businesses, particularly in certain sectors like videogaming, where the underlying industry has entered its next cycle of game console and software development. Our principal goals remain to grow our #1 market shares while also targeting new, higher growth areas to drive increased revenues and profits for our customers and shareholders.”

Financial Summary for the Quarter Ended September 30, 2004

As of July 1, 2004, the Company amended its Senior Credit Facility. The amendment eliminated the concepts of Restricted and Unrestricted Subsidiaries and now allows the Company to be viewed in its entirety for purposes of financial covenant compliance. As a result, the Company will now report its performance in three operating segments—the Consumer Tech Group, The Enterprise Group and the Game Group—which also reflects the management reporting structure of the Company.

	Consumer Tech Group		Enterprise Group		Game Group		Total Company
$ millions	2004	2003	2004	2003	2004	2003	2004	2003
Revenue	$18.0	$17.6	$17.0	$14.8	$11.2	$12.8	$46.2	$45.2
EBITDA(1)	4.0	4.3	3.0	1.1	(0.5)	1.2	6.5	6.6

Consumer Tech Group

The Consumer Tech Group is principally comprised of two of the Company’s magazine publications, PC Magazine and Sync; a number of consumer-focused websites, including pcmag.com and extremetech.com; and the Company’s new consumer electronics event, DigitalLife.

Revenue for the Consumer Tech Group for the third quarter ended September 30, 2004 was $18.0 million, reflecting an increase of $0.4 million or 2% compared to the $17.6 million reported in the same period last year. The increase is primarily related to higher advertising revenue for the Company’s Internet operations and Sync magazine, and revenue for PC Magazine events which debuted in 2004. However, these gains were partially offset by lower advertising pages and revenues for PC Magazine, which primarily reflects a change in the publishing calendar and one fewer issue for the quarter ended September 30, 2004 compared to the same prior year period. As a result, PC Magazine will publish one extra

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issue in the fourth quarter of 2004 versus 2003 and the total number of issues for the year will remain the same.

Cost of production for the Consumer Tech Group for the third quarter ended September 30, 2004 was $4.4 million, down $0.8 million or 15% compared to $5.2 million in the prior year period. The decrease primarily relates to lower manufacturing, paper and distribution costs as a result of publishing the one fewer issue of PC Magazine for the quarter ended September 30, 2004, plus savings achieved through the implementation of a number of new production and distribution initiatives and the impact of more favorable supplier contracts. These savings were partially offset by incremental costs associated with the start-up of Sync magazine.

Selling, general and administrative (SG&A) expenses for the Consumer Tech Group were $9.6 million for the third quarter ended September 30, 2004, reflecting an increase of $1.5 million or 19% from $8.1 million in the same prior year period. The increase is primarily due to incremental costs associated with the start-up of Sync magazine and increased Internet promotion, content and sales costs.

Enterprise Group

The Enterprise Group is comprised of several businesses in the magazine, Internet, event, research and marketing tools areas. The three magazine publications in this segment are eWEEK, CIO Insight and Baseline. The Internet properties in this segment are primarily those affiliated with the Company’s magazine brands, including eweek.com, cioinsight.com and baselinemag.com, but also include over 20 weekly eNewsletters and the eSeminars™ area, which produces sponsored interactive webcasts. This segment also includes the Company’s market-leading Custom Conference Group (CCG), which creates and manages several hundred face-to-face events for marketing clients per year; Baseline Business Information Services (BBIS), a research and marketing tools unit launched in 2003; and Contract Publishing, which produces custom magazines, white papers, case studies and other sales and marketing collateral for customers.

Revenue for the Enterprise Group for the third quarter ended September 30, 2004 was $17.0 million compared to $14.8 million in the same period last year, reflecting a $2.2 million

Ziff Davis Holdings Earnings Release

or 15% improvement. The increase is primarily related to generally increased business-to- business marketing budgets and spending in 2004 by enterprise technology-focused companies, as the U.S. job market and capital spending have stabilized and begun growing again. As a result, the Company had higher advertising revenue for its Internet operations and CIO Insight, substantially increased CCG event revenues for eWEEK, CIO Insight and Baseline and new, incremental revenue for its BBIS business in the third quarter of 2004.

Cost of production for the Enterprise Group was $3.6 million for the third quarter ended September 30, 2004, which is essentially unchanged from the same prior year period as incremental costs associated with increased Contract Publishing volume were offset by reduced Internet infrastructure and operating costs.

Selling, general and administrative (SG&A) expenses for the Enterprise Group were $10.4 million for the third quarter ended September 30, 2004, reflecting an increase of $0.3 million or 3% from $10.1 million in the same prior year period. The increase is primarily due to increased CCG events, BBIS development costs and Internet promotion, content and sales expense. However, these higher costs were partially offset by reduced edit and other overhead costs as a result of the Company’s continued cost management efforts.

Game Group

The Game Group is focused on the videogame market and is principally comprised of five magazine publications (Electronic Gaming Monthly, Computer Gaming World, Official U.S. PlayStation Magazine, Xbox Nation and GMR) and 1UP.com, the online destination for gaming enthusiasts, which was launched in October 2003.

Revenue for the Game Group for the third quarter ended September 30, 2004 was $11.2 million, down $1.6 million or 13% compared to $12.8 million in the same period last year. The decrease is primarily due to continued softness in the videogame magazine advertising market which resulted in steep advertising page declines for the market in general and in a number of the Company’s publications in particular. In addition, single copy circulation revenues also continued to decline as consumer traffic and retail spending at newsstands remained sluggish. These trends, which are continuing into fourth quarter 2004, appear to indicate an early start to the game console and software development cycle, which typically

Ziff Davis Holdings Earnings Release

results in contracting videogame marketing and consumer spending, as manufacturers, marketers and consumers wait for new products to be introduced.

Cost of production for the Game Group for the third quarter ended September 30, 2004 was $5.7 million, reflecting an increase of $0.2 million or 4% from $5.5 million in the same prior year period. The increase is primarily related to additional costs incurred for premiums (e.g., posters, CDs, etc.) included with certain of the Company’s publications to stimulate newsstand sales; the start-up of 1UP.com; an increase in the frequency of Xbox Nation; and an increase in the circulation level of Electronic Gaming Monthly. These increased costs were partially offset by manufacturing, paper and distribution cost savings achieved through the implementation of a number of new production and distribution initiatives and the impact of more favorable supplier contracts.

Selling, general and administrative (SG&A) expenses for the Game Group were $6.0 million for the third quarter ended September 30, 2004, reflecting a decrease of $0.1 million or 2% from $6.1 million in the same prior year period. The decrease is primarily due to overhead efficiencies gained as a result of the Company’s continued cost management efforts, which were partially offset by incremental costs associated with the Company’s start-up of 1UP.com.

Cash Position and Payment of Senior Debt

As of September 30, 2004, the Company had $31.8 million of cash and cash equivalents and its accounts receivable Days Sales Outstanding (DSO) were 44 DSO, once again reflecting the Company’s solid cash management and receivable collection efforts.

The September 30, 2004 cash balance reflects a $3.9 million decrease of cash versus the $35.7 million balance at June 30, 2004. This decrease is primarily related to the resumption of the Company’s scheduled $4.3 million of quarterly principal repayments under its Senior Credit Facility, the first payment of which was made on September 30, 2004.

The Company anticipates that its cash balance, excluding the impact of any additional acquisitions, will be in the range of $34.0 to $36.0 million at December 31, 2004. This

Ziff Davis Holdings Earnings Release

projection includes the continued pay-down of $4.3 million of principal on the Company’s Senior Credit Facility in the fourth quarter of 2004, and cash expended for the acquisition of Connexus Media Inc., a business-to-business online publishing company, which was completed on October 1, 2004. As a result, the Company’s aggregate principal repayments on its senior debt for the full year 2004 is estimated to be $15.0 million and the balance outstanding on its Senior Credit Facility is estimated to be reduced to $174.1 million at December 31, 2004.

Amendment to Senior Credit Facility

As previously announced, the Company and its senior lenders amended the Senior Credit Facility agreement as of July 1, 2004. The amendment, which received a 100% vote of the senior lenders, eliminated the distinction between the Restricted and Unrestricted Subsidiaries and allows the Company to be viewed in its entirety for purposes of financial covenant compliance. As a result, the Company’s operating performance and financial covenant calculations are based on total Company results instead of results for the Restricted Subsidiaries only, and the financial covenant targets have been reset to reflect this change. The amendment also provides the Company with the added flexibility to make certain strategic investments and acquisitions.

Third Quarter Highlights and Milestones

Consumer Tech Group

•	PC Magazine

•	Ranked #1, increasing its ad page market share(2) to 59% versus 57% year ago

•	Announced the special 23rd issue “The Essential Guide to Your Digital Home”

•	Launched a series of innovative branded events, “Business Tech Summit” and “Digital U”, targeted at business executives and tech enthusiasts

•	Sync Magazine

•	Announced that the December issue will feature a first-of-its-kind CD-ROM containing trailers of holiday feature films, DVDs, TV shows, music and video

•	Held a special fashion initiative with Macy’s department store in New York to highlight the convergence of entertainment, technology and fashion

•	Internet sites

•	Consumer tech websites increased total traffic 30% versus year ago

•	Signed several large customers during the quarter including AT&T, Network Solutions and PC Connection

•	Launched extremeipod.com, a new enthusiast website dedicated entirely to the experience of using Apple Computer’s iPod®

•	DigitalLife

Ziff Davis Holdings Earnings Release

•	Signed-up over 110 prominent consumer electronics, retail, videogame and online companies as exhibitors including AOL, AT&T, Best Buy, Google, Intel, Konica/Minolta, Microsoft, RIM, Toshiba and XM Satellite Radio

•	Attracted prominent recording artists, actors and athletes to appear including Def Jam’s Ludacris, Soprano’s Michael Imperioli and local NYC football stars Kurt Warner and Michael Strahan

Enterprise Group

•	Increased ad page market share(2) to 21% versus 18% year ago

•	eWEEK

•	Increased ad page market share(2) to 22% versus 21% year ago

•	Launched a series of enterprise technology summits nationwide focused on security, storage and business continuity

•	Baseline

•	Published the first annual Baseline 500, a special issue and awards ceremony that ranks the top companies deriving the most business value from technology

•	Launched the 2005 Baseline ROI Leadership Awards

•	CIO Insight

•	Significantly increased ad page market share(2) to 38% versus 27% year ago

•	Held its fourth annual CIO Insight Alignment Summit in Chicago, IL

•	Custom Conference Group

•	Produced almost triple the number of custom and branded events versus year ago and increased revenue four-fold during the same period

•	Held the first annual Sarbanes-Oxley Compliance Summit, which provided IT executives with products and solutions to address Sarbanes-Oxley regulatory requirements

•	Internet

•	Enterprise websites increased total traffic 66% versus year ago

•	Signed several large customers during the quarter including AMD, BMC Software and Hitachi

•	Produced almost triple the number of eSeminars™ events versus year ago

•	Commerce and Business Development revenue more than doubled versus year ago

•	Launched the Voice over IP (VoIP) section on eweek.com, representing the 14th new segment added this year

Game Group

•	Publications

•	Ranked #1, increasing its ad page market share(2) to 43% versus 41% year ago

•	Held its 8th annual Electronic Gaming Summit attended by prominent industry executives from over 40 companies including Sony, Microsoft and Nintendo

•	Released its proprietary annual “Digital Gaming in America” survey which highlighted current and future trends in the videogame industry

•	Internet

•	1UP.com signed several large customers during the quarter including AMD, Intel, Nokia, Target and Warner Entertainment

Other

•	Increased licensing, rights and permissions revenue 30% versus year ago

Ziff Davis Holdings Earnings Release

•	PC Magazine, CIO Insight, Baseline and pcmag.com collectively won 12 distinguished awards for editorial excellence and graphic design from the American Society of Business Publication Editors

Business Outlook

Reflecting the impact of the holiday season in increasing certain volumes of consumer advertising, plus the impact of continued investment in funding start-up losses for the Company’s new business initiatives, the Company anticipates that consolidated EBITDA for the fourth quarter of 2004 will be in the range of $19.0 million to $21.0 million compared to $17.3 million of consolidated EBITDA for the fourth quarter ended December 31, 2003. The Company estimates that losses for its three new business initiatives (Sync magazine, 1UP.com and DigitalLife) will be in the range of $1.5 million to $2.5 million for the fourth quarter of 2004.

Investor Conference Call

The conference call is scheduled for 2:00 p.m. ET on Thursday, October 28, 2004. Individuals wishing to participate can join the conference call by dialing 1-888-566-5771 for domestic calls and 1-517-308-9005 for international calls at 1:50 p.m. ET and giving the operator the following information: Company — Ziff Davis Media; Pass Code — Holdings.

For those who are unable to participate in the live call, the conference call will be recorded and available by telephone from 5:00 p.m. ET on October 28, 2004 to 5:00 p.m. ET on November 5, 2004. Persons interested in listening to the recorded call should dial 1-866-393-0864 for domestic calls and 1-203-369-0431 for international calls. Any material financial or statistical information discussed on the conference call that is not otherwise included in this press release will be made available on our website, www.ziffdavis.com, under the heading Investor Relations.

About Ziff Davis Holdings Inc.

Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media is a leading integrated media company focusing on the technology, videogame and consumer lifestyle markets. The Company is an information services provider of technology media including publications, websites, conferences, events, eSeminars, eNewsletters, custom publishing, list rentals, research and market intelligence. In the United States, the Company publishes 10 market-leading magazines including PC

Ziff Davis Holdings Earnings Release

Magazine, Sync, eWEEK, CIO Insight, Baseline, Electronic Gaming Monthly, Computer Gaming World, Official U.S. PlayStation Magazine, Xbox Nation and GMR. The Company exports the power of its brands internationally, with publications in 41 countries and 20 languages. Ziff Davis leverages its content on the Internet with eight highly-targeted technology and gaming sites including PCMag.com, eWEEK.com, ExtremeTech.com and 1UP.com. The Company also produces highly-targeted b-to-b events through its Custom Conference Group and large-scale consumer technology events including DigitalLife. With its main headquarters and PC Magazine Labs based in New York, Ziff Davis Media also has offices and lab facilities in the San Francisco and Boston markets. Additional information is available at www.ziffdavis.com.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release including anticipated future operating results, cash balances and cost savings constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with new business investments, acquisitions, competition and seasonality and the other risks discussed in our Annual Report on Form 10-K and our other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation, however, to release publicly any corrections or revisions to any forward-looking statements contained in this release.

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	For the Three Months Ended
	9/30/04	9/30/03
Revenue, net	$46,166	$45,209
Operating expenses:
Cost of production	13,556	14,275
Selling, general and administrative expenses	26,122	24,320
Depreciation and amortization of property and equipment	1,178	2,075
Amortization of intangible assets	3,806	3,342
Non-cash compensation	83	—

Total operating expenses	44,745	44,012

Income from operations	1,421	1,197
Gain on sale of assets, net	—	2,544
Interest expense, net (3)	(23,561)	(4,954)

Loss before income taxes	(22,140)	(1,213)
Income tax provision (benefit)	60	(8)

Net loss	$(22,200)	$(1,205)

EBITDA (1)	$6,488	$6,614

	For the Nine Months Ended
	9/30/04	9/30/03
Revenue, net	$139,462	$134,416
Operating expenses:
Cost of production	40,912	43,812
Selling, general and administrative expenses	79,537	73,388
Depreciation and amortization of property and equipment	4,963	8,675
Amortization of intangible assets	11,419	11,765
Restructuring charges, net	—	(1,501)
Non-cash compensation	1,450	—

Total operating expenses	138,281	136,139

Income (loss) from operations	1,181	(1,723)
Gain on sale of assets, net	—	2,609
Interest expense, net (3)	(68,256)	(14,811)

Loss before income taxes	(67,075)	(13,925)
Income tax provision	225	348

Net loss	$(67,300)	$(14,273)

EBITDA (1)	$19,013	$17,216

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$31,815	$47,308
Accounts receivable, net	36,714	32,836
Other current assets, net	8,460	7,331

Total current assets	76,989	87,475
Property and equipment, net	14,080	15,206
Intangible assets, net	247,264	258,683
Other non-current assets, net	15,760	15,544

Total assets	$354,093	$376,908

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$17,252	$13,938
Accrued expenses and other current liabilities	19,477	31,706
Current portion of long-term debt	22,897	15,766
Unexpired subscriptions and deferred revenue, net	31,641	25,170

Total current liabilities	91,267	86,580
Long-term debt	286,212	293,265
Accrued interest - compounding notes	79,843	89,532
Accrued expenses - long-term	13,113	14,027
Redeemable preferred stock	794,809	739,602
Other non-current liabilities	19,500	17,253

Total liabilities	1,284,744	1,240,259
Stockholders’ deficit:
Common stock	17,332	17,343
Stock subscription loans	(3)	(14)
Additional paid-in capital	8,468	8,468
Accumulated deficit	(956,448)	(889,148)

Total stockholders’ deficit	(930,651)	(863,351)

Total liabilities and stockholders’ deficit	$354,093	$376,908

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Nine Months Ended
	9/30/04	9/30/03
Cash flows from operating activities:
Net loss	($67,300)	($14,273)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	16,381	20,440
Provision for doubtful accounts	814	895
Non-cash rent expense (income)	(245)	1,439
Amortization of accrued interest on compounding notes, net	1,113	972
Amortization of debt issuance costs	1,662	1,619
Gain on sale of assets	—	(2,609)
Non-cash restructuring charges, net	—	(1,501)
Non-cash compensation	1,450	—
Accrued dividends on mandatorily redeemable preferred stock	55,207	—
Changes in operating assets and liabilities:
Accounts receivable	(4,692)	(764)
Inventories	(60)	(47)
Accounts payable and accrued expenses	(10,205)	(7,132)
Unexpired subscriptions and deferred revenue, net	6,471	896
Prepaid expenses and other, net	(1,041)	802

Net cash provided (used) by operating activities	(445)	737

Cash flows from investing activities:
Capital expenditures	(3,836)	(2,199)
Net proceeds from sale of assets	—	4,929

Net cash provided (used) by investing activities	(3,836)	2,730

Cash flows from financing activities:
Debt issuance costs	(488)	—
Repayment of borrowings under Senior Credit Facility	(10,724)	—

Net cash used by financing activities	(11,212)	—

Net increase (decrease) in cash and cash equivalents	(15,493)	3,467
Cash and cash equivalents at beginning of period	47,308	41,290

Cash and cash equivalents at end of period	$31,815	$44,757

ZIFF DAVIS HOLDINGS INC.
EBITDA Reconciliations
(in thousands)
(unaudited)

	For the Three Months Ended
	9/30/04	9/30/03
EBITDA (1)	$6,488	$6,614
Adjustments to reconcile to Income from operations:
Depreciation and amortization of property and equipment	1,178	2,075
Amortization of intangible assets	3,806	3,342
Non-cash compensation	83	—

Income from operations	$1,421	$1,197

	For the Nine Months Ended
	9/30/04	9/30/03
EBITDA (1)	$19,013	$17,216
Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	4,963	8,675
Amortization of intangible assets	11,419	11,765
Restructuring charges, net	—	(1,501)
Non-cash compensation	1,450	—

Income (loss) from operations	$1,181	$(1,723)

Ziff Davis Holdings Inc.

Endnotes:

(1) EBITDA is defined as income before interest expense, provision for income taxes, depreciation expense, amortization expense and non-recurring and certain non-cash charges. Non-recurring and non-cash charges include the write-down of intangible assets, restructuring charges (cash and non-cash), gains and losses on the sale of non-core assets and non-cash compensation charges. These items are not included in EBITDA as management considers the charges to be items not indicative of the performance of its underlying businesses. EBITDA is also presented because it is commonly used by certain investors and analysts to analyze a company’s ability to service debt. Furthermore, EBITDA (subject to certain adjustments) is a component of our Senior Credit Facility financial covenant calculations. However, our method of computation may not be comparable to similarly titled measures of other companies. In addition, EBITDA, as defined, is not a measure of performance under generally accepted accounting principles (GAAP), and EBITDA should not be considered in isolation or as a substitute for net income/(loss), operating income/(loss), cash flows from operating activities or other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitablility or liquidity. The most directly comparable financial measure under GAAP to EBITDA is Income/(loss) from operations. Reconciliations between EBITDA and Income/(loss) from operations are included in tables provided in this release.

(2) Data supplied by IMS/The Auditor, September 2004

(3) Interest expense reflects accrual of dividends on preferred stock, pursuant to Statement of Financial Accounting Standards 150, adopted by the Company effective January 1, 2004. The results for 2003 do not similarly reflect the dividend accrual as interest expense; the accrual was instead reflected as part of Accumulated Deficit.

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